UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2023

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2023, Motorsport Games Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers listed on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 232,188 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”) for a purchase price of $17.39 per Registered Share.

Pursuant to the Purchase Agreement, for a period of 15 days from the closing date of the Offering, the Company and its subsidiaries will be restricted from issuing any shares of Class A Common Stock (or Class A Common Stock equivalents) or filing any registration statement (other than (i) a resale registration statement registering shares of Class A Common Stock previously issued to the Company’s parent, Motorsport Network, LLC, pursuant to debt-for-equity exchange transactions or (ii) a registration statement to register equity securities issuable in connection with any Company stock or option plan).

The Company expects to receive aggregate gross proceeds from the Offering of approximately $4.03 million, before deducting placement agent fees and other offering expenses. The Offering is expected to close on or about February 6, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for development of multiple games, working capital and general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offering, pursuant to the engagement letter with the Company, dated as of January 9, 2023, as amended on February 2, 2023 and February 3, 2023. Upon closing of the Offering, the Company will pay Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to the Company from the Offering, non-accountable expenses of $25,000 and closing fees of $15,950. The Company also will issue to Wainwright (or its designees) warrants to purchase up to 13,931 shares of Class A Common Stock (the “Wainwright Warrants”), which is equal to 6.0% of the aggregate number of shares of Class A Common Stock placed in the Offering, at an exercise price of $21.738 per share (which represents 125% of the purchase price per Registered Share) and will expire five years after the commencement of sales under the Offering.

The Registered Shares are being issued pursuant to an effective registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC”) on February 1, 2022 (File No. 333-262462) and became effective on February 10, 2022, and a base prospectus and prospectus supplement thereunder.

The representations, warranties and covenants contained in the Purchase Agreement and the Wainwright Warrants were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Purchase Agreement and the Wainwright Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Wainwright Warrants, copies of which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Snell & Wilmer L.L.P. relating to the Registered Shares is attached as Exhibit 5.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On February 3, 2023, the Company issued a press release announcing the Offering, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing or other document under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings except as shall be expressly set forth by specific reference in such a filing or document. This report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Wainwright Warrant
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Form of Securities Purchase Agreement, dated as of February 3, 2023, between Motorsport Games Inc. and the purchasers identified on the signature page thereto
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
99.1	Press Release dated February 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: February 6, 2023	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Wainwright Warrant
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Form of Securities Purchase Agreement, dated as of February 3, 2023, between Motorsport Games Inc. and the purchasers identified on the signature page thereto
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
99.1	Press Release dated February 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)